Exhibit 99.1

Stran & Company Signs Definitive Agreement to Acquire T R Miller Co., Inc.

T R Miller generated over $19 million of revenue in FY 2022

Further strengthens Stran’s presence in the industry

Distribution and processing center expected to significantly expand
Stran’s operational capacity

Quincy, MA / January 26, 2023 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that it has signed a definitive agreement to acquire T R Miller Co., Inc. (“T R Miller”) in an asset purchase transaction. T R Miller, with fiscal year 2022 revenue of approximately $19 million dollars, is a branded merchandise company with a long history as an industry leader. The acquisition is expected to close during the first half of 2023 and is subject to customary closing conditions.

T R Miller brings a proven track record, spanning over 47 years, serving a broad portfolio of top-tier customers. Headquartered in Walpole, Massachusetts, it operates a state-of-the-art decoration, fulfillment and distribution center with highly skilled employees delivering quality products, innovative ideas, reliable services and timely deliveries.

T R Miller’s established reputation in the industry, combined with Stran’s growing national presence, is expected to further strengthen Stran’s industry footprint. T R Miller’s roster of elite clientele includes a Big Four accounting firm, Fortune 100 insurance provider, global sportswear manufacturer, leading beverage and coffeemaker conglomerate and an online food ordering and delivery platform. The proposed acquisition is also expected to enhance Stran’s operational and fulfillment capabilities through the addition of T R Miller’s 20,000 square foot distribution and processing center.

“We are thrilled to be acquiring T R Miller, our fourth announced acquisition within the past thirteen months, adding a team with deep industry experience and a blue-chip customer base,” said Andy Shape, President and CEO of Stran. “T R Miller brings a dedicated distribution and processing center that significantly expands our operating capabilities. We look forward to working closely with Tom Miller, founder of T R Miller and a luminary in the industry, as we come together to become an even more valuable partner to our customers.”

Tom Miller, founder and CEO of T R Miller, added, “I am excited for T R Miller to be partnering with Stran, an industry leader with a great culture and the capabilities to best serve the high expectations of our customers. It is a rare opportunity to join forces with such a talented and hard-working organization. I believe that together we can drive our clients’ promotional marketing campaigns and programs to new heights and look forward to embarking on this journey together.”

Additional details on the transaction will be available in the Company’s Form 8-K, which will be filed with the Securities and Exchange Commission and available on the Company’s website.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com